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                                                               EXHIBIT (5)

                              October 3, 1997


CMS Energy Corporation
Fairlane Plaza South
330 Town Center Drive
Suite 1100
Dearborn, MI 48126

Ladies and Gentlemen:

          I am the Assistant General Counsel of CMS Energy Corporation, a Michigan corporation (the "Company"), and have acted as such in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the additional registration of not to exceed $25,500,000 of (i) CMS Energy Common Stock, $.01 par value ("Common Stock"); (ii) Subordinated Debentures of the Company ( "Debentures");
(iii) Preferred Securities of CMS Energy Trust I; (iv) Preferred Securities of CMS Energy Trust II; (v) the guarantee of the Preferred Securities by the Company ("Preferred Securities Guarantee"); (vi) Stock Purchase Contracts of the Company; and (vii) Stock Purchase Units of the Company. (The offered securities, collectively, the "Securities".) The guarantee of the Preferred Securities is to be issued pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee") to be entered into among the Company and The Bank of New York, as trustee (the "Guarantee Trustee"). The Debentures are to be issued under an Indenture to be entered into between the Company and The Bank of New York, as trustee (the "Indenture Trustee"), and one or more supplemental indenture thereto (collectively, the "Indenture"). Capitalized terms not otherwise defined herein have the respective meanings specified in the Registration Statement.

        In rendering this opinion, I have examined and relied upon a copy of the Registration Statement. I have also examined, or have arranged for the examination by an attorney or attorneys under my general supervision, originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

        Based on the foregoing, it is my opinion that:

        1. The Company is duly incorporated and validly existing under the laws of the State of Michigan.

        2. The Company has corporate power and authority (i) to execute and deliver the Preferred Securities Guarantee, the Stock Purchase Agreement and the Indenture, and (ii) to authorize and sell the Debentures pursuant to the Indenture and the Common Stock pursuant to the Stock Purchase Agreement.

        3. The Preferred Securities Guarantee will be a legally issued and binding obligation of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act; (ii) the Preferred Securities Guarantee shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and duly executed and delivered by the Company and the Guarantee Trustee; (iii) the Preferred Securities shall have been legally issued, as contemplated by paragraph 4 below; and
               (iv) the Preferred Securities Guarantees shall have been duly executed and delivered as provided in the Preferred Securities Guarantee Agreement.

        4. Debentures will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments) shall have become effective under the Securities Act, and the Indenture shall have been qualified under the Trust Indenture Act, and duly executed and delivered by the Company and the Indenture Trustee; (ii) an appropriate prospectus supplement with respect to the particular Debentures then being sold by the Company shall have been filed with the Commission pursuant to Rule 424 under the Securities Act;
               (iii) the Company's Board of Directors or duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Debentures, as contemplated by the Registration Statement and the Indenture; and (iv) the supplemental indenture under which such Debentures are to be issued shall have been duly executed and authenticated as provided in the Indenture and such resolutions, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

        5. The Stock Purchase Contracts and the Stock Purchase Units, when issued and sold, will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the particular Stock Purchase Contracts and the Stock Purchase Units then being sold by the Company shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; and (iii) and the Stock Purchase Contracts under which the Common Stock are to be purchased shall have been duly executed and delivered as provided in the Stock Purchase Contracts.

        6. The Common Stock will be legally issued, fully paid and non-assessable when; (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Common Stock, Preferred Securities or Debentures to be converted into Common Stock or Stock Purchase Contracts pursuant to which Common Stock may be purchased, as contemplated by the Registration Statement and prospectus supplement relating thereto; and (iii) upon delivery, purchase or conversion, as the case may be, certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

        7. The Preferred Securities of CMS Energy Trust I and CMS Energy Trust II (each a "CMS Trust" and, together, the "CMS Trusts"), when the Amended and Restated Trust Agreement of such CMS Trust (each a "Trust Agreement") is duly executed and delivered and the terms of the Preferred Securities are established in accordance with the terms of the Trust Agreement of such CMS Trust, will be duly authorized for issuance and, when issued and executed in accordance with the Trust Agreement of such CMS Trust and delivered and paid for as set forth in the form of prospectus supplement for the Preferred Securities included in the Registration Statement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such CMS Trust. I bring to your attention, however, that the Preferred Securities holders may be obligated, pursuant to the Trust Agreement of such CMS Trust, to (i) provide indemnity and/or security in connection with and pay taxes or govern-mental charges arising from transfers of Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee of such CMS Trust to exercise its rights and powers under the Trust Agreement of such CMS Trust.

          For purposes of this opinion, I have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

          I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the execution and delivery of the Preferred Securities Guarantee or the sale of the Securities.

          I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America. I note that the rights, duties and obligations of the Indenture Trustee under the Indenture are stated to be governed and construed in accordance with the laws of the State of New York. However, for purposes of paragraph 4 above, I have assumed that the Indenture, as to the rights, duties and obligations of the Indenture Trustee, is stated to be governed by the laws of the State of Michigan. I further note that each Trust Agreement and the rights and obligations of each of the Preferred Securities holders, each CMS Trust and the Trustees of each CMS Trust with respect to the Trust Agreement in the Preferred Securities, is stated to be governed by, and construed in accordance with, the laws of the State of Delaware. However, for purposes of paragraph 7 above, I have assumed that the Trust Agreement, rights and obligations of each of the Preferred Securities holders, each CMS Trust and Trustees of each CMS Trust with respect to the Trust Agreement is stated to be governed by the laws of the State of Michigan.

          I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-3 relating to the Securities and to all references to me included in or made a part of the Registration Statement.

                                         Very truly yours,



                                         /s/ Michael D. Van Hemert
                                         _____________________________
                                             Michael D. Van Hemert